Exhibit 10.4

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, dated             , is made by and between Cherokee Inc., a Delaware corporation, hereinafter referred to as the “Company,” and             , an Employee, Consultant or Independent Director of the Company, or a Subsidiary of the Company, hereinafter referred to as “Restricted Stockholder.”

WHEREAS, the Company has established The 2003 Incentive Award Plan of Cherokee Inc. (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Plan provides for the issuance of shares of the Company’s Common Stock, par value $0.02 per share;

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the Restricted Stock provided for herein to the Restricted Stockholder as an inducement to enter into or remain in the service of the Company or its Subsidiary, and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Stock; and

WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

AWARD OF RESTRICTED STOCK

1.1 Award of Restricted Stock. For good and valuable consideration, on the date hereof the Company hereby issues to the Restricted Stockholder              shares of Common Stock upon the terms and conditions set forth in this Agreement (the “Restricted Stock”). The purchase price of the shares of Common Stock to be purchased by the Restricted Stockholder pursuant to this Agreement shall be $             per share without commission or other charge.

1.2 Consideration to Company. In consideration for the issuance of Restricted Stock by the Company, the Restricted Stockholder agrees to render faithful and efficient services to the Company or any Subsidiary, with such duties and responsibilities as the Company or any Subsidiary shall from time to time prescribe, for a period of at least one year from the date the Restricted Stock is issued. Nothing in this Agreement or in the Plan shall confer upon the Restricted Stockholder any right to continue in the service of the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge the Restricted Stockholder at any time for any reason whatsoever, with or without cause.

1.3 Adjustments in Award. The Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) may make adjustments with respect to the Restricted Stock in accordance with the provisions of Section 9.3 of the Plan.

ARTICLE II.

RESTRICTIONS

2.1 Repurchase of Restricted Stock. Immediately upon a Termination of Employment, Termination of Directorship or Termination of Consultancy (as applicable) for any reason, the Company shall have the right to repurchase from the Restricted Stockholder all shares of Restricted Stock then subject to Restrictions at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made by the Committee (or the Board, in the case of Restricted Stock granted to Independent Directors) in its sole and absolute discretion that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy without cause or because of the Restricted Stockholder’s death, disability or retirement.

2.2 Forfeiture of Restricted Stock. If no consideration was paid by the Restricted Stockholder upon issuance of the Restricted Stock, immediately upon a Termination of Employment, Termination of Directorship or Termination of Consultancy, the Restricted Stockholder shall forfeit any and all shares of Restricted Stock then subject to Restrictions and the Restricted Stockholder’s rights in any Restricted Stock then subject to Restrictions shall lapse; provided, however, that provision may be made by the Committee in its sole and absolute discretion that no such forfeiture shall exist in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy without cause or because of the Restricted Stockholder’s death, disability or retirement.

For purposes of this Agreement, the term “Restrictions” shall mean the exposure to repurchase set forth in Section 2.1 hereof and to forfeiture set forth in this Section 2.2 and the restrictions on sale or other transfer set forth in Sections 2.5 and 2.6.

2.3 Legend. Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 2.4(b) hereof, bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, REACQUISITION AND CERTAIN RESTRICTIONS ON TRANSFERABILITY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN CHEROKEE INC. AND THE REGISTERED OWNER OF SUCH SECURITIES, AND SUCH SECURITIES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

2.4 Lapse of Restrictions.

(a) Subject to Sections 2.1 and 2.2 hereof, the Restrictions shall lapse as follows: [Insert vesting schedule].

(b) Upon the lapse of the Restrictions, the Company shall cause new certificates to be issued with respect to such shares and delivered to the Restricted Stockholder or his or her legal representative, free from the legend provided for in Section 2.3 hereof and any of the other Restrictions. Notwithstanding the foregoing, no such new certificate shall be delivered to the Restricted Stockholder or his or her legal representative unless and until the Restricted Stockholder or his or her legal representative shall have paid to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Restricted Stockholder resulting from the grant of Restricted Stock or the lapse of the Restrictions.

2.5 Restricted Stock Not Transferable. Until the Restrictions hereunder lapse or expire pursuant to this Agreement, neither the Restricted Stock (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) nor any interest or right therein or part thereof shall be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Restricted Stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Restricted Stockholder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; except to the extent that such disposition is permitted by the preceding sentence.

2.6 Restrictions on New Shares. In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of capital stock or other securities of the Company or of another corporation by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, such new or additional or different shares or securities which are issued upon conversion of or in exchange or substitution for shares of Restricted Stock which are then subject to Restrictions shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Committee provides for the expiration of the Restrictions on the shares of Restricted Stock underlying the distribution of the new or additional or different shares or securities.

ARTICLE III.

MISCELLANEOUS

3.1 Holding Period. Notwithstanding any provision of this Agreement to the contrary, if the Restricted Stockholder is subject to Section 16 of the Exchange Act on the date on which the Restricted Stock is granted, the Restricted Stock may not be sold, assigned or otherwise transferred or exchanged until at least six months and one day have elapsed from the date on which the Restricted Stock was granted.

3.2 Conditions to Issuance of Stock Certificates. Shares of Restricted Stock may

be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

3.3 Escrow.

(a) The Restricted Stockholder hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the shares of Restricted Stock which are subject to the Restrictions from the Restricted Stockholder to the Company in the event of repurchase of such shares by the Company pursuant to Section 2.1 or forfeiture of such shares pursuant to Section 2.2.

(b) To insure the availability for delivery of the Restricted Stock upon repurchase pursuant to Section 2.1 or forfeiture pursuant to Section 2.2, the Restricted Stockholder hereby appoints the Secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such shares, if any, repurchased or forfeited pursuant to this Agreement and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Restricted Stock, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A. The Restricted Stock and stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and the Restricted Stockholder attached hereto as Exhibit B, until all of the Restrictions expire or shall have been removed. As a further condition to the Company’s obligations under this Agreement, the spouse of the Restricted Stockholder, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C. Upon the lapse of the Restrictions on the Restricted Stock, the escrow agent shall promptly deliver to the Restricted Stockholder the certificate or certificates representing such shares in the escrow agent’s possession belonging to the Restricted Stockholder, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Restricted Stock in escrow and while acting in good faith and in the exercise of its judgment.

3.4 Notices. Any notice to be given by the Restricted Stockholder under the terms of this Agreement shall be addressed to the Secretary of the Company. Any notice to be given to the Restricted Stockholder shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Restricted Stockholder shall, if Restricted Stockholder is then deceased, be given to the Restricted Stockholder’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 3.4. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above.

3.5 Rights as Stockholder. Except as otherwise provided herein, upon the delivery of Restricted Stock to the escrow holder pursuant to Section 3.3 hereof, the holder of the Restricted Stock shall have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Restricted Stock that is subject to the Restrictions shall also be subject to the Restrictions.

3.6 Conformity to Securities Laws. The Restricted Stockholder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to the Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of the Restricted Stock. The Committee may, in its discretion and in satisfaction of the foregoing requirement, allow such Restricted Stockholder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Restricted Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting or payment of the Restricted Stock (or which may be repurchased from the Restricted Stockholder within six months after such shares of Common Stock were acquired by the Restricted Stockholder from the Company) in order to satisfy the Restricted Stockholder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting or payment of the Restricted Stock shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

3.8 Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

3.9 Stop Transfer Instructions. To ensure compliance with the Restrictions, the Company may issue appropriate “stop transfer” instructions to its transfer agent with respect to the Restricted Stock.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

CHEROKEE INC.,

By:
[Name]
President and Chief Executive Officer

RESTRICTED STOCKHOLDER

Restricted Stockholder

Address

Restricted Stockholder’s Social Security Number: